Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of First Eagle Private Credit Fund of our report dated March 16, 2026 relating to the financial statements of First Eagle Private Credit Fund, which appears in this Registration Statement. We also consent to the reference to us under the headings “Experts” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 30, 2026